Non-Qualified Stock Option Agreement (2024) ABBVIE INC. NON-QUALIFIED STOCK OPTION AGREEMENT On this %%OPTION_DATE,'MONTH DD, YYYY'%-% (the “Grant Date”), AbbVie Inc. (the “Company”) hereby grants to %%FIRST_NAME%-% %%LAST_NAME%-% (the “Employee”) an Option (the “Option”) to purchase a total of %%TOTAL_SHARES_GRANTED,'999,999,999'%-% Shares, at the price of %%OPTION_PRICE,'$999,999,999.99'%-% per Share (the “Exercise Price”), such price being not less than 100% of the Fair Market Value of the Shares on the Grant Date. The Option is granted under the Program and is subject to the provisions of the Program, the Program prospectus, the Program administrative rules, applicable Company policies, and the terms and conditions set forth in this Agreement. In the event of any inconsistency among the provisions of this Agreement, the provisions of the Program, the Program prospectus, and the Program administrative rules, the provisions of the Program shall control. The terms and conditions of the Option granted to the Employee are as follows: 1. Definitions. To the extent not defined herein, capitalized terms shall have the same meaning as in the Program. (a) Agreement: This Non-Qualified Stock Option Agreement. (b) Cause: Unless otherwise defined in the Employee’s Change in Control Agreement, cause shall mean the following, as determined by the Company in its sole discretion: (i) material breach by the Employee of the terms and conditions of the Employee’s employment, including, but not limited to: (A) material breach by the Employee of the Code of Business Conduct; (B) material breach by the Employee of the Employee’s Employee Agreement; (C) commission by the Employee of an act of fraud, embezzlement or theft in connection with the Employee’s duties or in the course of the Employee’s employment; (D) wrongful disclosure by the Employee of secret processes or confidential information of the Company or any of its Subsidiaries; or (E) failure by the Employee to substantially perform the duties of the Employee’s employment (other than any such failure resulting from the Employee’s Disability); or

Non-Qualified Stock Option Agreement (2024) (ii) to the extent permitted by applicable law, engagement by the Employee, directly or indirectly, for the benefit of the Employee or others, in any activity, employment or business which is competitive with the Company or any of its Subsidiaries. (c) Change in Control Agreement: An agreement regarding Change in Control in effect between the Company (or the Surviving Entity) and the Employee. (d) Code of Business Conduct: The Company’s Code of Business Conduct, as amended from time to time. (e) Controlled Group: AbbVie Inc. and any corporation, partnership and proprietorship under common control (as defined under the aggregation rules of Code Section 414 (b), (c), or (m)) with AbbVie Inc. (f) Data: Certain personal information about the Employee held by the Company and the Subsidiary that employs the Employee (if applicable), including (but not limited to) the Employee’s name, home address and telephone number, email address, date of birth, social security, passport or other identification number, salary, nationality, job title, any Shares held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Program. (g) Disability: Sickness or accidental bodily injury, directly and independently of all other causes, that disables the Employee so that the Employee is completely prevented from performing all the duties of his or her occupation or employment. (h) Employee Agreement: The Employee Agreement entered into by and between the Company or a Subsidiary and the Employee as it may be amended from time to time. (i) Employee’s Representative: The Employee’s legal guardian or other legal representative. (j) Good Reason: Unless otherwise defined in the Employee’s Change in Control Agreement, good reason shall mean the occurrence of any of the following circumstances without the Employee’s express written consent: (i) a significant adverse change in the nature, scope or status of the Employee’s position, authorities or duties from those in effect immediately prior to the Change in Control, including, without limitation, if the Employee was, immediately prior to the Change in Control, an officer of a public company, the Employee ceasing to be an officer of a public company; (ii) the failure by the Company or a Subsidiary to pay the Employee any portion of the Employee’s current compensation, or to pay the Employee any portion of any installment of deferred compensation under any

Non-Qualified Stock Option Agreement (2024) deferred compensation program of the Company, within seven days of the date such compensation is due; (iii) a reduction in the Employee’s annual base salary (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control as the same may be increased from time to time; (iv) the failure by the Company or a Subsidiary to award the Employee an annual bonus in any year which is at least equal to the annual bonus awarded to the Employee under the annual bonus plan of the Company or Subsidiary for the year immediately preceding the year of the Change in Control; (v) the failure by the Company to award the Employee equity-based incentive compensation (such as stock options, shares of restricted stock, restricted stock units, or other equity-based compensation) on a periodic basis consistent with the Company’s practices with respect to timing, value and terms prior to the Change in Control; (vi) the failure by the Company or a Subsidiary to continue to provide the Employee with the welfare benefits, fringe benefits and perquisites enjoyed by the Employee immediately prior to the Change in Control under any of the Company’s or Subsidiary’s plans or policies, including, but not limited to, those plans and policies providing pension, life insurance, medical, health and accident, disability and vacation; (vii) the relocation of the Employee’s base office to a location that is more than 35 miles from the Employee’s base office immediately prior to the Change in Control; or (viii) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement as contemplated in Section 6. (k) Option: The Non-Qualified Stock Option granted pursuant to this Agreement. (l) Program: The AbbVie Amended and Restated 2013 Incentive Stock Program. (m) Retirement: (i) Except as provided under (ii) or (iii) below, Retirement means either of the following:  age 55 with 10 years of service; or  age 60 with five years of service; or  age 65 with at least three years of service.

Non-Qualified Stock Option Agreement (2024) (ii) For Employees who (A) transferred to the Company directly from Abbott Laboratories either as a result of the Company’s spin-off from Abbott Laboratories or during the period from January 1, 2013 through June 30, 2015 with the consent of each company’s head of human resources, and (B) were hired into the Abbott Laboratories controlled group prior to January 1, 2004, Retirement means either of the following: • age 50 with 10 years of service; or • age 65 with three years of service. (iii) For purposes of calculating service under this Section 1(m), except as otherwise provided by the Committee or its delegate: (A) service is earned only if performed for a member of the Controlled Group while that Controlled Group member is a part of the Controlled Group as defined in Section 1(e) of this Agreement; (B) for Employees who transferred to the Company directly from Abbott Laboratories during the period from January 1, 2013 through June 30, 2015 either as a result of the Company’s spin-off from Abbott Laboratories or with the consent of each company’s head of human resources, service includes service with Abbott Laboratories that is counted for Retirement eligibility purposes under applicable law or Company procedures; and (C) applicable law, Company procedures, and/or Program administration rules apply in determining credited service and Retirement eligibility. (n) Termination: A severance of employment for any reason (including Retirement) from the Company and all Subsidiaries. Any Termination shall be effective on the last day the Employee performs services for or on behalf of the Company or its Subsidiary, and employment shall not be extended by any statutory or common law notice of termination period. 2. Term of Option. Subject to Sections 5 and 7, the Employee may exercise all or a portion of the vested Option at any time prior to the 10th anniversary of the Grant Date (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only. In no event shall the Option be exercisable on or after the Expiration Date. To the extent the Option is not exercised prior to the Expiration Date (or any earlier expiration of the Option pursuant to Sections 5 and 7), it shall be canceled and forfeited. 3. Vesting. The Option shall vest and become exercisable as follows: (a) on the first anniversary of the Grant Date, one-third of the total number of Shares may be purchased;

Non-Qualified Stock Option Agreement (2024) (b) on the second anniversary of the Grant Date, two-thirds of the total number of Shares may be purchased; and (c) on the third anniversary of the Grant Date, the Option may be exercised in full. The Option is not earned and the Employee has no right to purchase the underlying Shares until an event described above occurs. The vesting described above is cumulative, so that at each vesting date an additional amount of Shares is available for purchase and remains available until the Option’s Expiration Date or such earlier date determined pursuant to Section 5 or 7 below. 4. Exercise of the Option. To the extent vested, the Option may be exercised in whole or in part as follows: (a) Who May Hold/Exercise the Option. (i) General Rule - Exercise by Employee Only. During the lifetime of the Employee, the Option may be exercised only by the Employee or the Employee’s Representative. (ii) Death Exception. If the Employee dies, then the Option may be exercised only by the executor or administrator of the estate of the Employee or the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution. Such person(s) shall furnish the appropriate tax clearances, proof of the right of such person(s) to exercise the Option, and other pertinent data as the Company may deem necessary. (iii) Transferability. Except as otherwise provided by the Committee or its delegate, the Option is not transferable other than by will or the laws of descent and distribution. It may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment, or similar process. Any attempt at assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon such Option, shall be null and void. (b) Method of Exercise. Subject to the requirements of local law, the Option may be exercised only by: (i) delivery to the designated employee or agent of the Company of a written, electronic, or telephonic notice of exercise, specifying the number of Shares with respect to which the Option is then being exercised, and payment of the full Exercise Price of the Shares being purchased in cash or with other Shares held by the Employee having a then Fair Market Value equal to the Exercise Price;

Non-Qualified Stock Option Agreement (2024) (ii) delivery of a properly-executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price; (iii) a combination of (i) and (ii) above; or (iv) any other manner approved by the Committee from time to time. Each method of exercise requires payment of the full amount of any U.S. and non- U.S. federal, state, local or other applicable taxes which the Company believes are required to be withheld and paid with respect to such exercise, as described below. Notwithstanding the foregoing, the Company may require payment in a particular or different method of exercise than those methods specified in Section 4(b)(i) - (iii), may allow the Employee to exercise the Option only by means of a cashless exercise (either a cashless “sell all” exercise or a cashless “sell- to-cover” exercise) as it shall determine in its sole discretion, or may require the Employee to sell any Shares the Employee acquired under the Program immediately or within a specified period following the Employee’s Termination (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Employee’s behalf). (c) Payment of Taxes. To the extent permitted under applicable law and by the Company, the Employee may satisfy any U.S. or non-U.S. federal, state, local or other applicable taxes arising from any transaction related to the exercise of the Option pursuant to this Agreement by: (i) tendering a cash payment; (ii) having the Company withhold Shares from the Option exercised to satisfy the applicable withholding tax; (iii) tendering Shares received in connection with the Option back to the Company; or (iv) delivering other previously acquired Shares having a Fair Market Value approximately equal to the amount to be withheld. The Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Employee upon any exercise of the Option or (to the extent permitted by applicable law, including without limitation Code Section 409A) from any other compensation or other amount owing to the Employee such amount as may be necessary in the opinion of the Company to satisfy all such tax and withholding obligations. Notwithstanding the foregoing, if the Employee is subject to Section 16(b) of the Exchange Act, the Company will withhold using the method described in subsection 4(c)(ii) above unless the use of such withholding method is problematic under applicable laws or has materially adverse accounting consequences, in which

Non-Qualified Stock Option Agreement (2024) case the Committee shall determine which of the other methods described in this subsection 4(c) or in the Program shall be used to satisfy the applicable withholding obligations. 5. Effect of Termination or Death on the Option. By accepting this Option grant, the Employee acknowledges that, except as otherwise provided in this Agreement, in the event of Termination (whether or not in breach of local labor laws), the Employee’s right to vest in the Option under the Program, if any, will cease and will not be extended by any notice period mandated under local law (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law) and that the Company shall have the exclusive discretion to determine Termination occurs. (a) Termination due to Retirement. Subject to Sections 7 and 8 below, in the event of Termination due to Retirement, then (regardless of any subsequent death of the Employee) the Option will continue to vest pursuant to Section 3, and the last date on which the Option may be exercised is the day prior to the Expiration Date. (b) Termination due to Disability. Subject to Sections 7 and 8 below, in the event of Termination due to Disability, then (regardless of any subsequent death of the Employee) the Option will continue to vest pursuant to Section 3, and the last date on which the Option may be exercised is the day prior to the Expiration Date. (c) Termination due to Death of the Employee. In the event of the death of the Employee during employment, the Option will continue to vest pursuant to Section 3, and the last date on which the Option may be exercised is the day prior to the Expiration Date. (d) Termination for Reason Other than under Subsection 5(a), (b), or (c) or Section 6. (i) Options Granted Within Nine Months of Termination. Any Option granted less than nine months prior to a Termination for any reason other than those set forth in subsections 5(a), (b) or (c) or Section 6 shall be cancelled and forfeited immediately upon such Termination. (ii) Options Granted Nine Months or More Prior to Termination. Subject to Sections 7 and 8 below, an Option granted nine months or more prior to a Termination for any reason other than those set forth in subsections 5(a), (b) or (c) or Section 6 will continue to vest and shall be exercisable to the extent permitted by Section 3 for a three-month period after the Employee’s effective date of Termination, but in no event shall such Option be exercised on or after the Expiration Date. In the event of the death of the Employee during the three-month period after the Employee’s effective date of Termination, the Option shall continue to vest and be exercisable for a three-month period measured from the date of death, but in no event shall such Option be exercised on or after the Expiration Date.

Non-Qualified Stock Option Agreement (2024) 6. Change in Control. In the event of a Change in Control, the entity surviving such Change in Control or the ultimate parent thereof (referred to herein as the “Surviving Entity”) may assume, convert or replace this Option with an award of at least equal value and terms and conditions not less favorable than the terms and conditions provided in this Agreement, in which case the new award will vest according to the terms of the applicable award agreement. If the Surviving Entity does not assume, convert or replace this Option, the Option shall vest on the date of the Change in Control. If the Surviving Entity does assume, convert or replace this Option, then in the event the Employee’s Termination (a) occurs within the time period beginning six months immediately before a Change in Control and ending two years immediately following such Change in Control, and (b) was initiated by the Company (or the Surviving Entity) for a reason other than Cause or was initiated by the Employee for Good Reason, the Option will become fully vested and exercisable as of the later of the date of the Change in Control and the date of the Employee’s Termination. The provisions of this Section 6 shall supersede Section 13(a)(i) of the Program. 7. Effect of Certain Bad Acts. The Option shall be cancelled and forfeited immediately if, in the sole opinion and discretion of the Committee or its delegate, the Employee: (a) commits a material breach of the terms and conditions of the Employee’s employment, including, but not limited to: (i) material breach by the Employee of the Code of Business Conduct; (ii) material breach by the Employee of the Employee’s Employee Agreement or employment contract, if any; (iii) commission by the Employee of an act of fraud, embezzlement or theft in connection with the Employee’s duties or in the course of the Employee’s employment; (iv) wrongful disclosure by the Employee of secret processes or confidential information of the Company or any of its Subsidiaries; or (v) failure by the Employee to substantially perform the duties of the Employee’s employment (other than any such failure resulting from the Employee’s Disability); or (b) to the extent permitted by applicable law, engagement by the Employee, directly or indirectly, for the benefit of the Employee or others, in any activity, employment or business which is competitive with the Company or any of its Subsidiaries. 8. Recoupment. Without limiting Section 14(q) of the Program, the Option, any Shares issued upon exercise of the Option and any proceeds therefrom shall be subject to and remain subject to any incentive compensation clawback or recoupment policy of the Company (i) currently in effect, (ii) as may be adopted by the Company to comply with applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation,

Non-Qualified Stock Option Agreement (2024) pursuant to Section 10D of the Exchange Act, Rule 10D-1 thereunder and Section 303A.14 of the New York Stock Exchange Listed Company Manual, or (iii) as may be adopted by the Company to facilitate the Company’s objectives related to eliminating or reducing fraud, misconduct, wrongdoing, or violations of law by an employee or other service provider or related to improving the Company’s governance practices or similar considerations and, in each case, as may be amended from time to time (the “Recoupment Policy”), with the provisions contained in such Recoupment Policy deemed incorporated into this Agreement without the Employee’s additional or separate consent. For purposes of the foregoing, the Employee expressly and explicitly authorizes the Company to issue instructions, on the Employee’s behalf, to any brokerage firm and/or third-party administrator engaged by the Company to hold any Shares and other amounts acquired pursuant to the Option to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Recoupment Policy. In accepting the Award and the terms of this Agreement, the Employee acknowledges and agrees that the Recoupment Policy shall apply to all other forms of incentive compensation awarded to the Employee, as well. No recovery of compensation as described in this Section will be an event giving rise to the Employee’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company, a Subsidiary and/or the Employee. 9. No Right to Continued Employment. This Agreement and the Employee’s participation in the Program do not and shall not be interpreted to: (a) form an employment contract or relationship with the Company or its Subsidiaries; (b) confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries; or (c) interfere with the ability of the Company or its Subsidiaries to terminate the Employee’s employment at any time. 10. Nature of Grant. In accepting this Option grant, the Employee acknowledges and agrees that: (a) the Program is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) this Option grant is a one-time benefit and does not create any contractual or other right to receive future grants of Options, benefits in lieu of Options, or other Program benefits in the future, even if Options have been granted repeatedly in the past; (c) all decisions with respect to future Option grants, if any, and their terms and conditions, will be made by the Company, in its sole discretion; (d) nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company and the Employee;

Non-Qualified Stock Option Agreement (2024) (e) the Employee is voluntarily participating in the Program; (f) the Option and Shares subject to the Option are: (i) extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its Subsidiaries, and are outside the scope of the Employee’s employment contract, if any; (ii) not intended to replace any pension rights or compensation; (iii) not part of the Employee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments and in no event should they be considered as compensation for, or relating in any way to, past services for the Company or any of its Subsidiaries; (g) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; (h) in consideration of this Option grant, no claim or entitlement to compensation or damages shall arise from the Option resulting from (i) Termination (for any reason whatsoever) and/or (ii) the application of Sections 7 and 8 above and the Employee irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if any such claim is found by a court of competent jurisdiction to have arisen, then, by signing or electronically accepting this Agreement, the Employee shall be deemed irrevocably to have waived the Employee’s entitlement to pursue such claim; (i) the Option and the Benefits under the Program, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and (j) neither the Company nor any of its Subsidiaries shall be liable for any change in value of the Option, the amount realized upon exercise of the Option or the amount realized upon a subsequent sale of any Shares acquired upon exercise of the Option, resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate. 11. Data Privacy. (a) Pursuant to applicable personal data protection laws, the collection, processing and transfer of the Employee’s personal Data is necessary for the Company’s administration of the Program and the Employee’s participation in the Program. The Employee’s denial and/or objection to the collection, processing and transfer of personal Data may affect his or her ability to participate in the Program. As such (where required under applicable law), the Employee:

Non-Qualified Stock Option Agreement (2024) (i) voluntarily acknowledges, consents and agrees to the collection, use, processing and transfer of personal Data as described herein; and (ii) authorizes Data recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Program, including any requisite transfer of such Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any Shares acquired pursuant to the Program. (b) Data may be provided by the Employee or collected, where lawful, from third parties, and the Company and the Subsidiary that employs the Employee (if applicable) will process the Data for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Program. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and for the Employee’s participation in the Program. (c) The Company and the Subsidiary that employs the Employee (if applicable) will transfer Data as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Program, and the Company and the Subsidiary that employs the Employee (if applicable) may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Program. These recipients may be located throughout the world. (d) The Employee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to: (i) obtain confirmation as to the existence of the Data; (ii) verify the content, origin and accuracy of the Data; (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data; and (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Program and the Employee’s participation in the Program.

Non-Qualified Stock Option Agreement (2024) The Employee may seek to exercise these rights by contacting his or her local human resources manager. (e) Upon request of the Company or the Subsidiary that employs the Employee, the Employee agrees to provide an executed data privacy consent form (or any other agreement or consent that may be required by the Company and/or the Subsidiary that employs the Employee) to the Company and/or the Subsidiary that employs the Employee that the Company and/or the Subsidiary that employs the Employee may deem necessary to obtain from the Employee for the purpose of administering his or her participation in the Program in compliance with the data privacy laws in the Employee’s country, either now or in the future. The Employee understands and agrees that he or she will not be able to participate in the Program if the Employee fails to provide any such requested consent or agreement. 12. Private Placement. This Option grant is not intended to be a public offering of securities in the Employee’s country. The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and this Option grant is not subject to the supervision of the local securities authorities. 13. Exchange Controls. As a condition to this Option grant, the Employee agrees to comply with any applicable foreign exchange rules and regulations. 14. Compliance with Applicable Laws and Regulations. (a) The Company shall not be required to issue or deliver any Shares pursuant to this Agreement pending compliance with all applicable federal and state securities and other laws (including any registration requirements or tax withholding requirements) and compliance with the rules and practices of any stock exchange upon which the Company’s Shares are listed. (b) Regardless of any action the Company or its Subsidiaries take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax- related items related to the Employee’s participation in the Program and legally applicable to the Employee or deemed by the Company or its Subsidiaries to be an appropriate charge to the Employee even if technically due by the Company or its Subsidiaries (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or its Subsidiaries, if any. The Employee further acknowledges that the Company and/or its Subsidiaries: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares upon exercise of the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit

Non-Qualified Stock Option Agreement (2024) to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. If the Employee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the Employee relocates to another country, the Company may establish special or alternative terms and conditions as necessary or advisable to comply with local laws, rules or regulations, to facilitate the operation and administration of the Option and the Program and/or to accommodate the Employee’s relocation. (c) The Employee acknowledges that, depending on the Employee’s or the broker’s country of residence or where the Shares are listed, the Employee may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares during such times the Employee is considered to have “inside information” regarding the Company as defined in the laws or regulations in his or her country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee placed before he or she possessed inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Employee understands that third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Employee acknowledges that it is the Employee’s responsibility to comply with any restrictions and the Employee is advised to speak to his or her personal legal advisor on this matter. 15. Code Section 409A. The Option is intended to be exempt from the requirements of Code Section 409A. The Program and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that the Option is subject to Code Section 409A and this Agreement fails to comply with that section’s requirements, the Company may, at the Company’s sole discretion, and without the Employee’s consent, amend this Agreement to cause it to comply with Code Section 409A or otherwise be exempt from Code Section 409A. Although this Agreement and Benefits provided hereunder are intended to be exempt from the requirements of Code Section 409A, the Company does not represent or warrant that this Agreement or the Benefits provided hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. None of the Company, its Subsidiaries, or their respective directors, officers, employees or advisers shall be liable to the Employee (or any other individual claiming a benefit through the

Non-Qualified Stock Option Agreement (2024) Employee) for any tax, interest, or penalties the Employee may owe as a result of compensation paid under this Agreement, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Employee from the obligation to pay any taxes pursuant to Code Section 409A. 16. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Option, the Employee’s participation in the Program or the Employee’s acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with the Employee’s own personal tax, legal and financial advisors regarding participation in the Program before taking any action related to the Program. 17. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Program, on the Option and on any Shares acquired under the Program, to the extent the Company or any Subsidiary determines it is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Program, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Employee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Employee’s country. In addition, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal obligations under local laws, rules and regulations in the Employee’s country. 18. Determinations. Each decision, determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Company, the Committee or any delegate of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the Employee, the Employee’s Representative, and the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution. 19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 20. Addendum. This Option grant shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Employee’s country or jurisdiction. Moreover, if the Employee relocates to one of the countries or jurisdictions included in the Addendum, the special terms and conditions for such country or jurisdiction will apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or

Non-Qualified Stock Option Agreement (2024) regulations or facilitate the operation and administration of the Option and the Program (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s relocation). The Addendum constitutes part of this Agreement. 21. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. To the extent a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law. 22. Entire Agreement. This Agreement and the Program constitute the entire agreement between the Employee and the Company regarding the Option and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the Option. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed or clarified by the parties, except in a writing specifying the modification, change or clarification signed by a duly authorized Company officer. 23. Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Employee, the Employee’s Representative, and the person or persons to whom rights under the Option have passed by will or the laws of descent or distribution. 24. Language. The Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Program and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Employee is in a country where English is not an official language, the Employee acknowledges that he or she is sufficiently proficient in English or has had the ability to consult with an advisor who is sufficiently proficient in the English language, so as to allow the Employee to understand the terms and conditions of this Agreement, the Program and any other documents related to the Option. If the Employee has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law. 25. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any state’s conflict of laws principles. For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts of the

Non-Qualified Stock Option Agreement (2024) Northern District of Illinois, USA, and, if there is no jurisdiction in federal court, to the exclusive jurisdiction and venue of the state courts in Lake County, Illinois, USA. * * *

Non-Qualified Stock Option Agreement (2024) IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on their behalf. ABBVIE INC. By Title EMPLOYEE By: SIGNED BY ELECTRONIC SIGNATURE BY ELECTRONICALLY ACCEPTING THE OPTION, THE EMPLOYEE AGREES THAT (1) SUCH ACCEPTANCE CONSTITUTES THE EMPLOYEE’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (2) THE EMPLOYEE AGREES TO BE BOUND BY THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDUM; (3) THE EMPLOYEE HAS REVIEWED THE PROGRAM, THE AGREEMENT AND THE ADDENDUM IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE OPTION AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDUM; (4) THE EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PROGRAM; AND (5) THE EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE OR ITS DULY AUTHORIZED DELEGATE ON ANY QUESTIONS ARISING UNDER THE PROGRAM, THE AGREEMENT AND THE ADDENDUM. IF THE EMPLOYEE DOES NOT REJECT THE OPTION OR ELECTRONICALLY ACCEPT THE OPTION BY THE FIRST VESTING DATE FOR THE OPTION SET FORTH IN SECTION 3 OF THIS AGREEMENT, THE EMPLOYEE WILL BE DEEMED TO ACCEPT THE OPTION, AND THE EMPLOYEE WILL BE BOUND BY THE PROVISIONS OF THE PROGRAM, THE AGREEMENT AND THE ADDENDUM